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                                                                      EXHIBIT 21


                            THE LUBRIZOL CORPORATION





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
                                                        % OF             STATE/COUNTRY
PRINCIPAL SUBSIDIARIES                               OWNERSHIP         OF INCORPORATION

Lubrizol Adibis (UK) Limited                           100%            United Kingdom
Lubrizol do Brasil Aditivos Ltda.                      100%            Brazil
Lubrizol Canada Limited                                100%            Canada
Lubrizol de Chile Limitada                             100%            Chile
Lubrizol China, Inc.                                   100%            Ohio
Lubrizol Deutschland GmbH                              100%            Germany
Lubrizol Espanola, S.A.                                100%            Spain
Lubrizol Europe B.V.                                   100%            The Netherlands
Lubrizol Foam Control Additives, Inc.                  100%            South Carolina
Lubrizol France S.A.S.                                 100%            France
Lubrizol Gesellschaft m.b.H.                           100%            Austria
Lubrizol International, Inc.                           100%            Cayman Islands
Lubrizol International Management
   Corporation                                         100%            Nevada
Lubrizol Italiana S.p.A.                               100%            Italy
Lubrizol Japan Limited                                 100%            Japan
Lubrizol Limited                                       100%            United Kingdom
Lubrizol de Mexico, S. de R.L.                         100%            Mexico
Lubrizol de Mexico Comercial, S. de R.L.
   de C.V.                                             100%            Mexico
Lubrizol Overseas Trading Corporation                  100%            Delaware
Lubrizol Performance Systems Inc.                      100%            Georgia
Lubrizol Performance Systems Limited                   100%            United Kingdom
Lubrizol Servicios Tecnicos, S. de R.L.
   de C.V.                                             100%            Mexico
Lubrizol South Africa (Pty) Limited                    100%            South Africa
Lubrizol Southeast Asia (Pte.) Ltd.                    100%            Singapore
Lubrizol de Venezuela, C.A.                            100%            Venezuela
Carroll Scientific, Inc.                               100%            Illinois
Chemron Corporation                                    100%            Delaware
CPI Engineering Services, Inc.                         100%            Michigan
Dock Resins Corporation                                100%            New Jersey
Gateway Additive Company                               100%            Nevada
Kabo Unlimited, Inc.                                   100%            Wyoming
Lanzhou Lubrizol - Lanlian Additive
   Co., Ltd.                                            50%            China
Shanghai Lubrizol International Trading
   Co., Ltd.                                           100%            China
Tianjin Lubrizol - Lanlian Additive
   Co., Ltd.                                         50.05%            China
Lubrizol India Private Limited                          50%            India



AFFILIATES

Terminal Industrial Apodaca, S.A. de C.V.               40%            Mexico
Lubrizol Transarabian Company Limited                   49%            Saudi Arabia

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